As filed with the Securities and Exchange Commission on August 29, 2016

Registration No. 333-175479

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RENESOLA LTD

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

No. 8 Baoqun Road, Yaozhuang Town

Jiashan County, Zhejiang Province 314117

People’s Republic of China

 (Address of Principal Executive Offices)

RENESOLA LTD

2007 SHARE INCENTIVE PLAN

(as amended and restated effective August 29, 2016)

(Full title of the plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:

Yuanyuan (Maggie) Ma Chief Financial Officer ReneSola Ltd No. 8 Baoqun Road, Yaozhuang Town Jiashan County, Zhejiang Province 314117 People’s Republic of China (86-573) 8477-3321	David T. Zhang, Esq. Benjamin Su, Esq. c/o Kirkland & Ellis International LLP 26th Floor, Gloucester Tower The Landmark 15 Queen’s Road Central, Hong Kong (852) 3761-3318

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

ReneSola Ltd hereby amends its registration statement on form S-8 (registration no. 333-175479) by filing this post-effective amendment No. 1 to include the amendment and restatement of the 2007 Share Incentive Plan of ReneSola Ltd. The amended and restated 2007 Share Incentive Plan of ReneSola Ltd is filed herewith as Exhibit 10.1 and replaces Exhibit 10.1 of the initial registration statement.  No additional securities are being registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jiashan, Zhejiang, People’s Republic of China, on August 29, 2016.

RENESOLA LTD

By:	/s/ Xianshou Li
Name:	Xianshou Li
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Xianshou Li, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ Xianshou Li
Xianshou Li		Chairman and Chief Executive Officer	August 29, 2016
(principal executive officer)

/s/ Yuanyuan (Maggie) Ma
Yuanyuan (Maggie) Ma		Chief Financial Officer (principal financial and accounting officer)	August 29, 2016
/s/ Martin Bloom
Martin Bloom		Director	August 29, 2016

/s/ Tan Wee Seng
Tan Wee Seng		Director	August 29, 2016

/s/ Julia Xu
Julia Xu		Director	August 29, 2016

/s/ Weiguo Zhou
Weiguo Zhou		Director	August 29, 2016

/s/ Donald J. Puglisi
Name: Title:	Donald J. Puglisi Managing Director Puglisi & Associates	Authorized U.S. Representative	August 29, 2016

EXHIBIT INDEX

Exhibit Number	Description
10.1	2007 Share Incentive Plan (as amended and restated effective on August 29, 2016) (incorporated by reference to Exhibit 10.1 to the registrant’s post-effective amendment No. 2 to the registration statement on Form S-8 (File No. 333-153647) filed with the Securities and Exchange Commission on August 29, 2016)
24.1*	Power of Attorney (included on the signature page hereto)

__________________

* Filed herewith.